Exhibit 10 (j)

                          Evergreen Bancorp, Inc.
                   Supplemental Executive Retirement Plan
                          (as amended and restated)

                                 Article 1

                                  Purpose

     The Board of Directors of Evergreen Bancorp, Inc. and its wholly owned subsidiary, Evergreen Bank, N.A. (collectively, the "Bank"), considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Bank and its shareholders. Accordingly, the Bank has established this plan with the intention of attracting and retaining executives whose skills and talents are important to the Bank's operations by providing monthly supplemental retirement income.

                                 Article 2

                                Definitions

     For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Whenever used, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

2.1 Accrued Benefit. The monthly retirement income benefit payable at Normal Retirement under this Plan, in an amount determined under
     Section 6.1 based on the Participant's Final Average Compensation and the Benefit Factor of the Participant.

2.2 Actuarial Equivalent. A form of benefit differing in time, period, or manner of payment, that replaces another and has the same value, based on actuarial assumptions, as the benefit or amount it replaces, shall be determined, as follows:

     (a) For purposes of determining a lump sum value of any benefit payable, the Unisex Pension 1984 Mortality Table, with the interest rates promulgated by the Pension Benefit Guaranty Corporation as in effect the first day of the Plan Year during which such lump sum is to paid or such determination is to be made, as applicable, will used.

     (b) For purposes of determining the amount of any optional form of retirement income payable other than a lump sum distribution, 1983 Group Annuity Mortality Table (1983 GAM) for males, interest at seven and one-half percent (7.50%), will be used.

     (c) If any benefit is payable before a Participant's Normal Date, the Participant's benefit payable shall be reduced by 5/9 of 1% for each of the first 60 months and by 5/18 of 1% for each of the next 60 months by which commencement of benefits precedes the Participant's Normal Retirement Date.

2.3	Affiliate.

     (a) A member of a controlled group of corporations of which the Bank is a member; or

     (b) An unincorporated trade or business which is under common control with the Bank as determined in accordance with Section 414(c) of the Code and the regulations promulgated thereunder.

     For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)4 and (e)(3)(C) of the Code.

2.4 Administrator. The Human Resource and Nominating Committee of the Board of Directors of the Bank, or such successor committee or individual as they shall duly appoint to administer the Plan.

2.5 Bank. Evergreen Bancorp, Inc., together with its principal operating subsidiary, Evergreen Bank, N.A., any successors thereto, and any Affiliates.

2.6 Beneficiary. The person or persons designated by a Participant pursuant to Article 8 to receive benefits under the Plan in the event of the Participant's death.

2.7 Benefit Factor. The percentage that shall be multiplied by the Final Average Compensation to determine a Participant's annual retirement benefits which, for the Chief Executive Officer shall be fifty percent (50%) and for other principal Executive Officers shall be forty-five percent (45%).

2.8 Cause. The Bank's termination of any Participant's employment for "Cause" shall mean only the following: (a) the commission of any intentional acts or conduct by the Participant involving moral turpitude; (b) the gross negligence by the Participant in complying with the terms of his employment agreement, if any, or otherwise in performing his required duties for the Bank; (c) the commission of any intentional act of dishonesty in the performance of the Participant's duties for the Bank; or (d) the deliberate and intentional refusal by Participant during the term of his employment, other than by reason of incapacity due to illness or accident, to obey lawful directives from the Board of Directors of the Bank, and such refusal shall result in a demonstrable, material injury to the Bank, and the Participant shall have failed to remedy such alleged breach within thirty (30) days from his receipt of written notice from the Secretary of the Bank demanding that he remedy such alleged breach. For any claimed termination for "Cause" there shall be delivered to the Participant a certified copy of a resolution of the Board of Directors of the Bank adopted by the affirmative vote of not less than that number of directors equal to two-thirds of the entire membership, whether or not present, at a meeting called and held for that purpose and at which the Participant was given an opportunity to be heard, finding that the Participant was responsible for the conduct set forth above.

2.9  Change in Control.  An event of the nature that:

     (a) Would be required to be reported in response to Item 1(a) of the current report on Form F-3, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

     (b) Results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act of 1978, as amended, and the Rules and Regulations promulgated by the Federal Deposit Insurance Company (the "FDIC") at 12 C.F.R. Section 303.4(a), as in effect on the date hereof; or

     (c) Without limiting the above conditions, such a Change in Control shall be deemed to have occurred at such time as:

          (i) Any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of any class of equity securities of the Bank representing 25% or more of a class of equity securities, except that a securities purchase or purchases by the Bank's employee stock ownership plan and trust that exceeds, in the aggregate, 25% or more of a class of equity securities shall not be deemed to be a Change in Control under this Plan; or

          (ii) Individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the same Committee serving under an Incumbent Board, shall be, for purposes of this clause (ii) considered as though he were a member of the Incumbent Board; or

          (iii) A plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or any similar transaction occurs in which the Bank is not or will not be the resulting entity; or

          (iv) A proxy statement shall be distributed soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank; or

          (v) A tender offer is made for 25% or more of the voting securities of the Bank then outstanding.

2.10 Code. The Internal Revenue Code of 1986, as it may from time to time be amended.

2.11 Committee. "Committee" means the Human Resources and Nominating Committee of the Board of Directors of the Bank. Such Committee shall be comprised at all times of at least two "non-employee directors", as that term is defined under Rule 16b-3 of the Exchange Act promulgated by the Securities and Exchange Commission, or any successor regulation.

2.12 Compensation. For purposes of this Plan, only the following items shall be included in determination of remuneration for determination of benefits:

     (a) Salary; and

     (b) Cash bonuses,
             whether either of the foregoing is paid currently or deferred under either a qualified or non-qualified arrangement; and without regard to any limits imposed by Section 415 or 401(a)(17) or similar sections of the Code.

2.13 Disability. Any physical or mental condition which may reasonably be expected to be permanent and which renders the Participant incapable of continuing as an Employee in his customary job; provided, however, that such disability originated while the Participant was in the active service of the Company and which: (a) did not arise while engaged in or as a result of having engaged in an illegal or criminal act or an act contrary to the best interests of the Company; or (b) did not result from habitual drunkenness or addiction to narcotics or a self-inflicted injury while sane or insane. To aid the Committee in determining whether such disability exist, the Committee may require, as a condition precedent to receipt of any benefits hereunder, that the Participant submit to examinations by one or more duly licensed and practicing physicians selected by the Committee.

2.14 Early Retirement. The election of the Participant to commence receiving vested benefits hereunder before the Normal Retirement Date, if permitted by the Committee in the Committee's sole discretion unless voided pursuant to Section 6.4, following termination of the Participant's employment with the Bank. Subject to Committee approval, a participant shall become eligible for Early Retirement under this plan upon, the later to occur of the following:
     (a) the date the Participant attains age 55; and (b) the date the Participant becomes vested under this plan pursuant to Article 5. Notwithstanding the foregoing, the current Chief Executive Officer, George W. Dougan, may elect "Early Retirement" under this Plan without the prior approval of the Committee.
2.15 Effective Date.  January 16, 1997.

2.16 Employee. Any person in the employ of the Bank for whom the Bank is required to contribute Federal Insurance Contribution Act taxes.

2.17 Final Average Compensation. The monthly Compensation of a Participant averaged over thirty-six consecutive months which produce the highest average of the 60 completed months (or the number of completed months if less than 60) ending before the first day of the month coincident with on next following the Participant's date of Normal or Early Retirement, whichever is applicable, or, if applicable and earlier, the first day of the month following the date such Participant ceases to be an Active Participant.

2.18 Normal Form of Benefit. A pension benefit payable for the life of the Participant, beginning on the first day of the month following Normal Retirement, in equal monthly installments and ceasing on the last day of the month preceding the death of the Participant.

2.19 Normal Retirement. Termination of service with the Bank on or after the Participant's Normal Retirement Date.

2.20 Normal Retirement Date. The sixty-fifth birthday of the Participant.

2.21 Participant. An Employee of the Bank selected by the Committee to participate in the Plan, including the following:

     (a) An Active Participant is a Participant who is currently an Employee of the Bank; and

     (b) An Inactive Participant is a Participant who is no longer an Active Participant.

2.22 Plan. This Supplemental Executive Retirement Plan, as it may be from time to time amended or restated.

2.23 Plan Year. A 12-month period commending on the first day of the Bank's fiscal year.

2.24 Qualified Plan. The Bank's Employees' Retirement Plan of Evergreen Bancorp, Inc., restated as of January 1, 1989, and from time to time amended, or under any successor plan thereto.

2.25 Year of Service.  Being in the employ of the Bank for an entire year.

                                 Article 3

                         Administration of the Plan

3.1 Administration. The Plan shall be administered by the Committee. The Committee shall act by vote or written consent of a majority of its members.

3.2 Adoption of Rules and Regulations. Subject to the express provisions and limitations of the Plan as stated in this Plan document, the Committee may adopt such rules, regulations, guidelines, and procedures as it deems appropriate for the proper administration of the Plan, and the Committee may make whatever determinations and interpretations it deems to be necessary or advisable.

3.3 Determinations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and on their legal representatives and beneficiaries.

3.4 Indemnification of the Committee and Employees of the Bank. The Bank hereby agrees to indemnify, defend and hold harmless, jointly and severally, the members of the Committee and employees of the Bank who are involved in the administration of the Plan, from and against all claims, losses, damages, expenses, including counsel fees and their costs and expenses, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act with respect to any matter relating to the Plan, except when the same shall be judicially determined to be attributable to their willful misconduct. The indemnification provided by this Section 3.4 shall survive any termination of the Plan and shall be binding upon the Bank's successors and assigns.

                                 Article 4

                                Eligibility

4.1 Selection. The Committee may select Employees who, in the Committee's sole and absolute discretion, are key Employees of the Bank, to participate in the Plan. Such Employees shall withdraw from participation in the supplemental retirement plan in effect on the effective date of their participation in this Plan, but shall not be precluded by the terms of this Plan from consideration to participate in subsequent supplemental retirement plans, if any, that may be adopted by the Bank after the Effective Date.

4.2 Termination for Cause. No Participant shall have a right to any benefit under the Plan if his employment with the Bank is terminated for Cause, except following the vesting of benefits.

4.3 Detrimental or Prejudicial Conduct of a Participant. If a Participant has engaged in activities which, in the determination of the Board, are materially detrimental to the Bank, the Committee may terminate the Participant's participation in the Plan. In such event, no benefit shall be payable under this Plan, and if a Participant is currently receiving benefits under this Plan, such benefits shall cease.

4.4  Change in Control. If there is a Change of Control of the Bank,
     Section 4.3 of the Plan shall thereafter become inoperative and null and void.

                                 Article 5

                            Vesting of Benefits

5.1 Vesting Conditions. The benefits under this Plan shall become fully vested upon: (a) a Participant reaching Normal Retirement Age while in the continuous employment with the Bank; or (b) the completion of five Years of Service; or (c) the death of the Participant; or (d) the termination of his employment by the Bank without Cause; or (e) the occurrence of a Change in Control, as defined in this Plan, whichever of the forgoing occurs earlier.

5.2 Vesting Upon Disability. If a Participant's employment by the Bank is terminated by reason of his Disability, he shall become fully vested in his benefits under this Plan.

                                 Article 6

                            Payment of Benefits

6.1  Upon Normal Retirement.

     (a) A Participant shall be entitled to receive the monthly Normal Form of Benefit equal to the amount determined by:

          (i) Multiplying the Participant's Final Average Compensation by the Benefit Factor, and

          (ii) Subtracting from the amount determined pursuant to Section 6.1(a)(i) an amount equal to the monthly Normal Form of Benefit then payable to the Participant under the Qualified Plan.

     (b) If a Participant is eligible to receive a benefit under this Plan, and he has participated in a supplemental retirement plan maintained by the Bank prior to the effective date of his participation, his benefit under this Plan shall further be reduced by the actuarial equivalent Normal Form of Benefit payable to the Participant under such other supplemental retirement plan.

6.2 Upon Early Retirement. Effective upon the date that a Participant ceases to be an Active Participant because of Early Retirement, a Participant shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit as of such date.

6.3 Upon Death. A preretirement spousal annuity shall be payable to the spouse of a Participant who dies before commencement of payment of his Accrued Benefits hereunder, if the Participant, on the date of his death, was married and was an Active Participant under the Plan. The preretirement spousal annuity shall be the survivor annuity that the Participant's spouse would have received under the Plan had the Participant retired on the day before his date of death with his Accrued Benefit payable in the form of an immediate Joint and 50% survivor annuity described under Section 7.2(b). In no event shall the preretirement spousal annuity be payable to anyone other than the Participant's spouse on the date of the Participant's death.

6.4  Upon a Change in Control.

     (a) Upon a Change in Control, the Bank shall, as soon as possible, but in no event longer than 15 days after such Change in Control, establish, fund (as set forth below) and maintain an irrevocable "rabbi trust", the assets of which shall be subject to the claims of creditors of Evergreen Bank, N.A. in the event of its insolvency or bankruptcy, in order to provide a source of funds to assist the Bank in the meeting of its liabilities hereunder. At such time, the Bank shall irrevocably contribute cash or other property to the rabbi trust in an amount sufficient to pay the benefits of each Participant and Beneficiary payable at Normal Retirement under the Plan when conservatively invested in U.S. Treasury securities or similar instruments by an institutional trustee that is not affiliated with the person that causes, directly or indirectly, the Change in Control. Amounts payable to Participants or Beneficiaries hereunder shall be payable from the assets of such rabbi trust. In the event the assets of the rabbi trust are not sufficient to satisfy all benefits payable hereunder, the remaining benefits shall be payable from the general assets of the Bank or its successor.

     (b) Upon the occurrence of a Change in Control, the provisions of Early Retirement set forth in Section 2.14 that require the Committee's prior written approval shall thereafter become inoperative and null and void.

6.5 Other Vested Participants. An Inactive Participant shall be entitled to receive the Actuarial Equivalent of his vested Accrued Benefit commencing at his Normal Retirement Date, and shall not be eligible for Early Retirement except in the case of Disability.

6.6 Withholding of Taxes. The Bank shall withhold from payments made hereunder any income taxes required to be withheld by any law or regulation of the federal, state of local governments.

                                 Article 7

                         Optional Forms of Payment

7.1 Election of Form of Payment. In lieu of the Normal Form of Benefit, a Participant may elect to receive his retirement income under one of the following optional forms. A Participant's Accrued Benefit payment election shall be in the form of a written election made at the time he first becomes a Participant in the Plan. An election made under this Article 7 may be changed in writing, except that such new election shall be effective only if made at least one year prior to the Participant's termination of employment with the Bank.

7.2 Optional Forms of Payment. The retirement income payable under an optional form shall be the Actuarial Equivalent of the Participant's Accrued Benefit, as follows:

     (a) The Joint and 100% Survivor benefit shall provide a reduced retirement income during the Participant's lifetime. Upon his death, if the Participant's Beneficiary survives him, the same income will continue to the Participant's Beneficiary until the Beneficiary's death. Only one individual may be named as a Beneficiary.

     (b) The Joint and 50% Survivor benefit shall provide a reduced retirement income during the Participant's lifetime. Upon death, if the Participant's Beneficiary survives him, then 50% of the Participant's retirement income will continue to the Participant's Beneficiary until the Beneficiary's death. Only one individual may be named as a Beneficiary.

     (c) The Lump Sum benefit shall provide a lump-sum distribution of the Actuarial Equivalent value of the Accrued Benefit to the Participant. Any lump sum distribution in excess of $10,000 may be paid only with the express approval of the Committee.

     (d) The Automatic Spouse Benefit shall provide that, if a Participant does not elect a form of payout, a married
          Participant will automatically be assumed to have elected a Joint and 50% Survivor benefit with his spouse designated as his Beneficiary.

                                 Article 8

                          Beneficiary Designation

8.1 Each Participant shall have the right at any time to designate any person or persons as his Beneficiary, to whom any benefits under
     Section 7.2(a) or (b) which the Participant may have elected shall be payable.

8.2 The designation of a Beneficiary shall become effective when it is filed in writing with the Bank, with a copy provided to the Committee.

8.3 The filing of a Beneficiary designation may be accompanied by a statement of the Actuarial Equivalent the Participant elects in lieu of the Normal Form of Benefit.

8.4 The Participant may revoke a beneficiary designation at any time before benefits commence by filing a new election with the Committee.

                                 Article 9

                           Amendment of the Plan

9.1 The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to reduce the benefits under the Plan to any Participant without the consent of all Participants in the Plan, which consent may be withheld in the sole discretion of any Participant. Written notice of any proposed amendment shall be given to each Participant.

                                Article 10

                               Miscellaneous

10.1 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a fiduciary relationship between the Bank and the Participant or any other person. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or other claims in any property or assets of the Bank, except as an unsecured general creditor of the Bank. The Bank's obligation under this Plan shall be that of an unfunded and unsecured promise of the Bank to pay money in the future.

10.2 By agreeing to become covered by this Plan, each Participant hereby expressly agrees that the Bank may, in the Bank's sole and absolute discretion, offset any amounts payable under this Plan against any debts, loans, obligations, or other liabilities owed by the Participant to the Bank at the time benefits become payable under the Plan, whether or not such debts have matured. No prepayment penalties or fees will be charged by the Bank in connection with any such offset. The provisions of this Section 10.2 shall not apply following a Change in Control.

10.3 Neither a Participant nor any other person shall have the right to assign, sell, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and nontransferable.

10.4 Nothing herein contained shall be construed as a contract of employment, nor as giving any Participant any right to be retained in the employ of the Bank. Participation in this Plan shall not interfere with the Board's rights to terminate a Participant's employment at any time, subject to any express, written employment agreement, if any, as may be in effect for any such Participant.

10.5 All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter as the identity of the person or persons may require. As the context may require, singular may be read as plural and plural as singular.

10.6 Should any provision of this Plan or any regulation adopted herein under be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan, and in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

10.7 The titles and headings of the Articles and sections of this Plan are for the convenience of reference only, and in the event of any conflict, the text rather than such titles or headings shall control.

10.8 This Plan shall be governed by and construed in accordance with the laws of the State of New York.

* * * * *

Adopted: 10/1/95; amended and restated 1/16/97

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ADOPTED, APPROVED AND CERTIFIED:
Human Resources and Nominating Committee

By:  /S/ Robert F. Flacke
     Robert F. Flacke, Chairman
     Human Resources and Nominating Committee